Exhibit 99.1

Stemline Therapeutics Reports Third Quarter 2015 Financial Results

NEW YORK, November 6, 2015 (GLOBE NEWSWIRE) — Stemline Therapeutics, Inc. (Nasdaq:STML) today reported financial results for the quarter ended September 30, 2015.

Ivan Bergstein, M.D., Stemline’s Chief Executive Officer, commented, “During the third quarter, we made significant progress on many fronts as we continue to advance our clinical programs forward. We are actively enrolling patients, and opening additional sites, in the expansion stage of our ongoing SL-401 pivotal trial in blastic plasmacytoid dendritic cell neoplasm, BPDCN. We look forward to sharing clinical updates from both the lead-in and initial expansion stages of this trial at the upcoming American Society of Hematology (ASH) meeting this December, and on into next year.”

Dr. Bergstein continued, “We remain focused on the BPDCN indication while continuing to pursue expansion opportunities for SL-401 in additional malignancies. We have single agent trials currently open in several indications and we anticipate combination studies coming on-line as well. We are also continuing to develop our other pipeline candidates, SL-701 and SL-801, and look forward to treating our first patient with SL-801, our novel XPO1 inhibitor, early next year. With a strong cash position and multiple ongoing programs advancing across a range of indications of unmet medical need, we remain focused on achieving our objective of building a leading commercial stage biopharmaceutical company.”

Third Quarter 2015 Financial Results Review

Stemline ended the third quarter of 2015 with $104.0 million in cash, cash equivalents and investments, as compared to $58.6 million as of December 31, 2014. In the first quarter of 2015, the Company completed an equity offering raising $68.6 million in gross cash proceeds on the sale of 4.4 million common shares.

For the third quarter of 2015, Stemline had a net loss of $9.2 million, or $0.53 per share, compared with a net loss of $6.9 million, or $0.53 per share, for the same period in 2014.

Research and development expenses were $7.3 million for the third quarter of 2015, which reflects an increase of $2.3 million compared with $5.0 million for the third quarter of 2014. The higher expenses during the third quarter were primarily attributable to the ramp up of SL-401 and SL-701 clinical activities.  Also, we incurred costs relating to SL-801 IND-enabling studies.

General and administrative expenses were $2.2 million for the third quarter of 2015, which reflects an increase of $0.2 million compared with $2.0 million for the third quarter of 2014.  The higher costs were primarily attributable to an increase in non-cash stock based compensation expense relating to employees.

About Stemline Therapeutics

Stemline Therapeutics, Inc. is a clinical stage biopharmaceutical company developing novel oncology therapeutics that target cancer stem cells (CSCs) and tumor bulk. Stemline is developing two clinical stage product candidates, SL-401 and SL-701, and preclinical candidates that include SL-801. SL-401 is a targeted therapy directed to the interleukin-3 receptor (IL-3R) present on CSCs and tumor bulk of a wide range of hematologic cancers. Several multicenter clinical trials with SL-401 are currently open in a variety of indications. Patients are currently being enrolled in the expansion stage of the SL-401 pivotal trial in relapsed/refractory blastic plasmacytoid dendritic cell neoplasm (BPDCN). This follows recent completion of the lead-in stage of this trial that enrolled first-line and relapsed/refractory BPDCN and relapsed/refractory acute myeloid leukemia (AML) patients at escalating doses and confirmed the dose and schedule for the current expansion stage. A previous Phase 1/2 trial with SL-401 demonstrated major responses, including complete responses (CRs), in both first-line and relapsed/refractory BPDCN as well as relapsed/refractory AML (Frankel et al. Blood 124, 2014). Clinical studies with SL-401 are also open in additional malignancies including AML in CR with minimal residual disease (MRD) and several high-risk myeloproliferative neoplasms (MPN). SL-701, an immunotherapy designed to activate the immune system to attack tumors, is being developed in adult patients with second-line glioblastoma multiforme (GBM). SL-801, a novel oral small molecule reversible inhibitor of XPO1, is currently being advanced toward investigational new drug (IND) filing for clinical development in a variety of solid and hematologic cancers. For more information about Stemline Therapeutics, visit www.stemline.com.

Forward-Looking Statements

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The factors that could cause our actual results to differ materially include: the success and timing of our clinical trials and preclinical studies for our product candidates, including site initiation, internal review board approval, scientific review committee approval, patient accrual, safety, tolerability and efficacy data observed, and input from regulatory authorities; our plans to develop and commercialize our product candidates; our available cash and investments; our ability to obtain and maintain intellectual property protection for our product candidates; our ability to manufacture; the performance of third-party manufacturers, clinical research organizations, clinical trial sponsors and clinical trial investigators; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Contact

Investor Relations

Stemline Therapeutics, Inc.

750 Lexington Avenue

Eleventh Floor

New York, NY 10022

Tel: 646-502-2307

Email: investorrelations@stemline.com

Table 1. Stemline Therapeutics, Inc. - Balance Sheets

	September 30, 2015 (Unaudited)	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$21,286,572	$25,007,217
Short-term investments	31,673,335	28,976,147
Prepaid expenses and other current assets	870,705	1,636,808
Total current assets	53,830,612	55,620,172
Furniture and fixtures, net	115,000	230,000
Long-term investments	50,997,528	4,644,820
Total assets	$104,943,140	$60,494,992

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,793,091	$4,473,842
Total current liabilities	6,793,091	4,473,842
Deferred grant revenue	822,600	607,999
Total liabilities	7,615,691	5,081,841
Stockholders’ equity:
Preferred stock $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock $0.0001 par value, 33,750,000 shares authorized at September 30, 2015 and December 31, 2014, 17,968,814 shares issued and outstanding at September 30, 2015 and 13,277,269 shares issued and outstanding at December 31, 2014	1,798	1,329
Additional paid-in capital	184,550,032	115,604,563
Accumulated other comprehensive income	35,615	3,000
Accumulated deficit	(87,259,996)	(60,195,741)
Total stockholders’ equity	97,327,449	55,413,151
Total liabilities and stockholders’ equity	$104,943,140	$60,494,992

Table 2. Stemline Therapeutics, Inc. - Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Grant revenue	$205,651	$71,429	$448,509	$213,858

Operating expenses:
Research and development	7,340,859	4,979,291	21,575,743	16,186,735
General and administrative	2,234,991	2,020,241	6,197,694	6,054,536

Total operating expenses	9,575,850	6,999,532	27,773,437	22,241,271

Loss from operations	(9,370,199)	(6,928,103)	(27,324,928)	(22,027,413)

Other income		2,810	1,609	3,443
Interest income	137,123	40,136	259,064	126,189

Net loss	$(9,233,076)	$(6,885,157)	$(27,064,255)	$(21,897,781)

Net loss per common share:

Basic and Diluted	$(0.53)	$(0.53)	$(1.57)	$(1.69)

Weighted-average shares outstanding:

Basic and Diluted	17,515,895	12,950,027	17,196,840	12,922,117